UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 14, 2018, the Board of Directors (the “Board”) of Jaguar Health, Inc. (the “Company”) approved the 2018 Bonus Plan (the “Bonus Plan”) for eligible employees and the Severance Plan for senior executive officers (the “Severance Plan”).

Bonus Plan

The Bonus Plan is designed to incorporate individual goals and major corporate objectives to determine overall bonus awards for eligible employees, including the Company’s executive officers and directors.

Under the Bonus Plan, the Compensation Committee of the Board (the “Committee”), in consultation with the Board and management, has introduced individual achievement of goals as a new component of the Bonus Plan. A bonus shall generally be determined based upon the title, level and responsibility of the eligible employee and the achievement of both individual and corporate goals. Further, specific performance criteria for setting goals have been established in the Bonus Plan. Each participant shall have a target bonus based on a percentage of annual base salary. The actual bonus payout percentage and individual awards are determined by the Committee based on its assessment of corporate goal achievement and individual goal achievement based on recommendations of management. The maximum award payable to an individual shall be one hundred twenty-five percent (125%) of an individual’s target bonus.

Severance Plan

The Severance Plan provides the payment of severance benefits to the following senior executive officers: the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President, Sustainable Supply, Ethnobotanical Research and IP, (i) if their employment is terminated without cause or (ii) upon a change of control after certain financial hurdles applicable to the Company’s outstanding preferred stock have been met (each such termination a “Qualifying Termination”).

The Severance Plan provides for the following severance benefits upon a Qualifying Termination: (i) continued base salary for 12 months, (ii) accelerated vesting of 100% of stock options granted to date and a one-year extension on the exercise period of such options, and (iii) COBRA premiums for 12 months.

The foregoing summary of the Severance Plan is qualified in its entirety by reference to the slides from the Board presentation detailing the Severance Plan, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2018 Annual Meeting of Stockholders of the Company on May 18, 2018 (the “Annual Meeting”).  Four proposals were submitted to and approved by the Company’s stockholders. The proposals are described in detail in the Company’s proxy statement. The final results for the votes regarding each proposal are set forth below.

1.  Proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018 was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes	Uncast
127,018,513	1,209,598	2,916,143	0	0

2.  Proposal to approve, for purposes of Nasdaq Rule 5635(b), the removal of the 19.99% Limitation (as defined in the proxy statement) with respect to the as-converted voting rights and conversion of the Company’s Series A Convertible Participating Preferred Stock into shares of the Company’s voting common stock (the “Common Stock”) (which such 19.99% Limitation would otherwise limit the conversion and as-converted voting rights of the Company’s Series A Convertible Participating Preferred Stock to no more than 19.99% of the Company’s Common Stock outstanding prior to such issuance), was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes	Uncast
61,913,931	2,017,386	5,749,731	29,380,580	32,082,626

3.  Proposal to approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “COI”) to effect a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio not less than 1-for-11 and not greater than 1-for-15, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Company’s board of directors and publicly announced by the Company on or before June 30, 2018 without further approval or authorization of the Company’s stockholders was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes	Uncast
122,174,162	8,560,249	409,843	0	0

4.  Proposal to approve the adoption of an amendment to the COI to decrease the number of authorized shares of Common Stock to 150,000,000 shares, contingent upon the reverse stock split in Proposal 3 being approved and effected was approved by the stockholders by the following vote:

For	Against	Abstained	Broker Non- Votes	Uncast
125,598,730	4,319,948	1,225,576	0	0

Item 8.01.             Other Events.

As previously reported in a Form 8-K filed on May 19, 2017, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market notifying the Company that the bid price for the Company’s Common Stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5550(a)(2). Since the Company did not regain compliance with the minimum bid price requirement during the initial 180 calendar day grace period, on November 13, 2017, the Company requested and was granted a second 180 calendar day grace period, or until May 14, 2018, to regain compliance with the minimum bid price requirement.

On May 15, 2018, the Company received a letter from Nasdaq stating that the Staff determined that the Company did not meet the terms of the extension and that the Company’s securities are subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company intends to timely request a hearing before the Panel, at which the Company will present its plan to satisfy the minimum bid price requirement by conducting a reverse stock split at a ratio of 1-for-15, as approved by the Board in accordance with the authority granted by the Company’s stockholders at the Annual Meeting, and request the continued listing of its Common Stock on Nasdaq pending its return to compliance. The Company’s timely request for a hearing will stay any delisting action by the Staff and the Company’s securities will continue to trade on The Nasdaq Capital Market under the symbol “JAGX” at least pending the ultimate outcome of the hearing and the expiration of any extension period that may be granted by the Panel in response to the Company’s request for continued listing on Nasdaq.  There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “believes,” “intends,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will meet the bid price requirement during any compliance period or in the future, or otherwise meet NASDAQ compliance standards, or that NASDAQ will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable NASDAQ requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
99.1	Slides from Board Presentation relating to Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: May 18, 2018	By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer